EXHIBIT 23




             CONSENT OF WIPFLI LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 10-KSB) of Oakridge Holdings, Inc. and Subsidiaries of our report dated September 18, 2007, included in the 2007 Consolidated Financial Statements of Oakridge Holdings, Inc. and Subsidiaries.


/s/ Wipfli LLP
Wipfli LLP


September 18, 2007
St. Paul, Minnesota